 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 28, 2017

AKCEA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38137	47-2608175
(Commission File No.)	(IRS Employer Identification No.)

55 Cambridge Parkway
Suite 100
Cambridge, Massachusetts 02142
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2017, Akcea Therapeutics, Inc. (the “Company”) entered into severance benefit agreements with Paula Soteropoulos, Akcea’s President and Chief Executive Officer, Jeffrey M. Goldberg, Akcea’s Chief Operating Officer, Louis St. L. O’Dea, Akcea’s Chief Medical Officer and Mike MacLean, Akcea’s Chief Financial Officer.

Specifically, these severance benefit agreements provide the following severance benefits:

•
Ms. Soteropoulos will be eligible to receive medical benefit continuation, and a lump sum severance payment equal to (i) 15 months of her then-current base salary if her employment is terminated without cause or by her for good reason, or (ii) if, as a result of a change in control (as defined in the severance benefit agreement) of Akcea, her employment is terminated without cause or by her for good reason, 21 months of her then-current base salary plus an amount equal to her target annual cash performance bonus for the year of termination multiplied by a fraction set forth in the severance benefit agreement. In addition, if, in connection with a change in control, an equity award granted to Ms. Soteropoulos is assumed or continued by the acquirer entity but her employment is terminated without cause or by her for good reason, or an equity award granted to Ms. Soteropoulos is not assumed or continued by the acquirer entity (or substituted for a similar award of the acquirer entity), then any unvested portion of the equity award will become vested effective immediately prior to the consummation of such change in control.

•
Mr. Goldberg, Dr. O’Dea and Mr. MacLean will each be eligible to receive medical benefit continuation, and a lump sum severance payment equal to (i) 12 months of his then-current base salary if his employment is terminated without cause or by him for good reason, or (ii) if, as a result of a change in control (as defined in the severance benefit agreement) of Akcea, 12 months of his then-current base salary plus an amount equal to his target annual cash performance bonus for the year of termination multiplied by a fraction set forth in the severance benefit agreement. In addition, if, in connection with a change in control, an equity award granted to him is assumed or continued by the acquirer entity but his employment is terminated without cause or by him for good reason, or an equity award granted to him is not assumed or continued by the acquirer entity (or substituted for a similar award of the acquirer entity), then any unvested portion of the equity award will become vested effective immediately prior to the consummation of such change in control.

These agreements will remain in effect as long as each individual continues to be employed by Akcea.

As a condition to receiving payments under each of the severance benefit agreements described above, the officer is required to return all of Akcea’s property and information and sign an agreement releasing Akcea from liability.

The description of the severance benefit agreements set forth above is qualified in its entirety by reference to the full and complete terms set forth in such agreements, the form of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the information set forth in Item 1.01 above, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Severance Benefit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akcea Therapeutics, Inc.

Dated: November 30, 2017	By:	/s/ Paula Soteropoulos
Paula Soteropoulos
President and Chief Executive Officer

INDEX TO EXHIBITS

10.1	Form of Severance Benefit Agreement.